As filed with the Securities and Exchange Commission on May 16, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUBBELL INCORPORATED

(Exact name of Registrant as specified in its charter)

Connecticut	06-0397030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

40 Waterview Drive

Shelton, Connecticut 06484

(475) 882-4000

(Address, including ZIP Code, and telephone number, including area code, of Registrant’s principal executive offices)

Katherine A. Lane, Esq.

Vice President, Acting General Counsel and Secretary

Hubbell Incorporated

40 Waterview Drive

Shelton, Connecticut 06484

(475) 882-4000

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Joshua R. Cammaker, Esq.

John L. Robinson, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	(2)	$ (3)
Preferred Stock, without par value	(2)	$ (3)
Debt Securities	(2)	$ (3)
Warrants	(2)	$ (3)
Rights	(2)	$ (3)
Units (1)	(2)	$ (3)

(1)	Consisting of some or all of the securities listed above, in any combination.
(2)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

(3)	The registrant is deferring payment of all of the registration fee in reliance upon Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS

HUBBELL INCORPORATED

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

Hubbell Incorporated (the “Company” or “we”) may offer and sell the securities in any combination from time to time in one or more offerings. The debt securities, preferred stock, warrants, rights and units may be convertible into or exercisable or exchangeable for the Company’s common stock, the Company’s preferred stock or any of the Company’s other securities. This prospectus provides you with a general description of the securities the Company may offer.

Each time the Company sells securities it will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of the Company’s securities.

The Company may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters and any applicable commissions or discounts will be included in the applicable prospectus supplement.

The Company’s common stock is listed on the New York Stock Exchange under the symbol “HUBB.”

Investing in the Company’s securities involves risks. See the “Risk Factors” on page 4 of this prospectus, and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in the Company’s securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 16, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). By using a shelf registration statement, we may sell any amount and combination of our common stock, preferred stock, debt securities, warrants, rights and units from time to time and in one or more offerings. The “base” prospectus included in this registration statement only provides a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, any free writing prospectus and the applicable prospectus supplement, together with the additional information in this prospectus described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” including our financial statements.

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and in any free writing prospectus or term sheet we authorize. We have not authorized any other person to provide you with different information. If any person provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.

When we refer to the “Company,” “Hubbell,” “we,” “our” and “us” in this prospectus, we mean Hubbell Incorporated and its consolidated subsidiaries, unless otherwise specified or unless context otherwise requires. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information regarding Hubbell with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.hubbell.com. Our website and the information on our website, or any information linked on that site, is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the terms of the offered securities and related matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website, http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference in this prospectus our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

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Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 15, 2019, including the information specifically incorporated by reference in our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 1, 2019;

•	our Current Reports on Form 8-K, filed with the SEC on March 14, 2019 and May 9, 2019; and

•	our Registration Statement on Form 8-A, filed with the SEC on December 23, 2015.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Secretary

Hubbell Incorporated

40 Waterview Drive

Shelton, Connecticut 06484

(475) 882-4000

Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, any applicable prospectus supplement and the information incorporated herein and therein by reference contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include statements about our expected capital resources, liquidity, financial performance, pension funding and results of operations and are based on our reasonable current expectations. In addition, all statements regarding the expected financial impact of the integration of the business of Meter Readings Holding Group, LLC (“Aclara”), adoption of updated accounting standards and any expected effects of such adoption, restructuring plans and expected associated costs and benefits, intent to repurchase shares of common stock, and change in operating results, anticipated market conditions and productivity initiatives are forward looking. Forward-looking statements may be identified by the use of words, such as “believe”, “expect”, “anticipate”, “intend”, “depend”, “should”, “plan”, “estimated”, “predict”, “could”, “may”, “subject to”, “continues”, “growing”, “prospective”, “forecast”, “projected”, “purport”, “might”, “if”, “contemplate”, “potential”, “pending,” “target”, “goals”, “scheduled”, “will likely be”, and similar words and phrases. Discussions of strategies, plans or intentions often contain forward-looking statements. Important factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include, but are not limited to:

•	changes in demand for our products, market conditions, product quality, or product availability adversely affecting sales levels;

•	changes in markets or competition adversely affecting realization of price increases;

•	failure to achieve projected levels of efficiencies, cost savings and cost reduction measures, including those expected as a result of our lean initiatives and strategic sourcing plans;

•	the ability to effectively implement Enterprise Resource Planning systems without disrupting operational and financial processes;

•	availability and costs of raw materials, purchased components, energy and freight;

•	changes in expected or future levels of operating cash flow, indebtedness and capital spending;

•	general economic and business conditions in particular industries, markets or geographic regions, as well as inflationary trends;

•	impacts of trade tariffs, import quotas or other trade restrictions or measures taken by the U.S., the U.K., China and other countries;

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regulatory issues, changes in tax laws including the Tax Cuts and Job Act of 2017, including any future revisions or clarifications, or changes in geographic profit mix affecting tax rates and availability of tax incentives;

•	a major disruption in one or more of our manufacturing or distribution facilities or headquarters, including the impact of plant consolidations and relocations;

•	changes in our relationships with, or the financial condition or performance of, key distributors and other customers, agents or business partners;

•	impact of productivity improvements on lead times, quality and delivery of product;

•	anticipated future contributions and assumptions, including changes in interest rates and plan assets with respect to pensions;

•	adjustments to product warranty accruals in response to claims incurred, historical experiences and known costs;

•	unexpected costs or charges, certain of which might be outside of our control;

•	changes in strategy, economic conditions or other conditions outside of our control affecting anticipated future global product sourcing levels;

•	ability to identify and carry out future acquisitions, dispositions and strategic investments in our core businesses as well as the costs related to such activities;

•	ability to successfully execute, manage and integrate key acquisitions and mergers;

•	unanticipated difficulties and disruption associated with integrating acquisitions, as well as the realization of expected synergies and benefits anticipated of a transaction;

•	the ability of governments to meet their financial obligations;

•	political unrest in foreign countries;

•	the impact of Brexit and other world economic and political issues;

•	natural disasters;

•	failure of information technology systems or security breaches resulting in unauthorized disclosure of confidential information;

•	future repurchases of common stock under our common stock repurchase program;

•	changes in accounting principles, interpretations, or estimates;

•	the outcome of environmental, legal and tax contingencies or costs compared to amounts provided for such contingencies;

•	adverse changes in foreign currency exchange rates and the potential use of hedging instruments to hedge the exposure to fluctuating rates of foreign currency exchange on inventory purchases;

•	transitioning from LIBOR to a replacement alternative reference rate; and

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other factors described in our Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in our Annual Report on Form 10-K for the year ended December 31, 2018.

Any such forward-looking statements are not guarantees of future performances and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. These risks and uncertainties are discussed in more detail under “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information” above. Hubbell disclaims any duty to update any forward-looking statement, all of which are expressly qualified by the foregoing, other than as required by law.

HUBBELL INCORPORATED

Hubbell is an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. With 2018 revenues of $4.5 billion, Hubbell operates manufacturing facilities in the United States and around the world.

Hubbell’s principal executive offices are located at 40 Waterview Drive, Shelton, Connecticut 06484-1000. Hubbell’s main telephone number is (475) 882-4000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after the date of this prospectus, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement with respect to any issuance of securities, we expect to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	working capital requirements;

•	capital expenditures; and

•	acquisitions.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock is not complete and is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which has been filed as Exhibit 4.1 to the registration statement of which this prospectus forms a part, our amended and restated bylaws, which have been filed as Exhibit 4.2 to the registration statement of which this prospectus forms a part, and other information with respect to our capital stock which has been publicly filed with the SEC. See “Where You Can Find More Information.”

As of the date of the registration statement of which this prospectus forms a part, our authorized capital stock consists of:

•	200,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); and

•	5,891,097 shares of preferred stock, without par value (“Preferred Stock”), of which 336,000 shares are designated as Series A Junior Participating Preferred Stock (“Series A Preferred Stock”).

As of May 15, 2019, there were 54,481,150 shares of Common Stock issued and outstanding, and no shares of Preferred Stock (of any class) issued and outstanding.

Common Stock

We may issue common stock. This common stock may be issued independently or together with any other security offered herby. Common Stock is currently our only authorized class of common stock. Each share of Common Stock is entitled to one vote on all matters before shareholder meetings. Holders of Common Stock are not entitled to cumulative voting rights for the election of directors. The shares of Common Stock have no preemptive, conversion or other rights to subscribe for or purchase any of our securities. Upon our liquidation or dissolution, the holders of shares of Common Stock are entitled to share ratably in any of our assets that remain after payment or provision for payment to creditors.

Preferred Stock

We may issue Preferred Stock. This Preferred Stock may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the Preferred in such offering. Further terms of the Preferred Stock will be stated in the applicable prospectus supplement. The following descriptions, together with the additional information that may be included in any applicable prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms of the relevant certificate of amendment to our Certificate of Incorporation. Pursuant to our amended and restated certificate of incorporation, our board of directors may, by resolution and without further action or vote by shareholders, provide for the issuance of up to 5,891,097 shares of Preferred Stock from time to time in one or more series having dividend rates, voting rights, liquidation rights, redemption prices, sinking fund provisions, conversion rights and such other designations, preferences, rights, qualifications, limitations or restrictions, as our board of directors may determine. Any Preferred Stock we issue will be pursuant to one or more certificates of amendment to our Certificate of Incorporation.

Series A Preferred Stock

The Series A Preferred Stock was designated in connection with our Second Amended and Restated Rights Agreement, dated December 23, 2015, between Hubbell and Computershare Inc. (successor to Mellon Investor Services LLC and ChaseMellon Shareholder Services, L.L.C.) (the “Rights Agreement”). The Rights Agreement was subsequently terminated, and rights to purchase the Series A Preferred Stock expired. Each share of Series A Preferred Stock will be entitled to, (1) when, as and if declared, a minimum preferential quarterly dividend payment of $10 per share and (2) if any dividend is declared on the Common Stock, an aggregate dividend of 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Series A Preferred Stock will be entitled to (1) a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) and (2) an aggregate payment of 1,000 times the payment made per share of Common Stock. Each share of Series A Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation, transfer of assets or earning power or other transaction in which shares of Common Stock are converted or exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

Undesignated Preferred Stock

This summary of the undesignated Preferred Stock discusses terms and conditions that we expect may apply to any series of the Preferred Stock that may be offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of Preferred Stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

The prospectus supplement relating to any Preferred Stock we offer will include specific terms relating to the offering. These terms may include:

•	the designation of the series of Preferred Stock;

•	the number of shares of Preferred Stock offered, the liquidation preference per share and the offering price of the Preferred Stock;

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the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the amounts payable on shares of the Preferred Stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of Preferred Stock;

•	the terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of Preferred Stock;

•	any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the Preferred Stock;

•	any voting rights granted to the holders of the shares of Preferred Stock in addition to those required by Connecticut law or our amended and restated certificate of incorporation;

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whether the shares of Preferred Stock will be convertible into shares of Common Stock or any other class of our capital stock, and, if convertible, the conversion price or prices, and any adjustment or other terms and conditions upon which the conversion shall be made;

•	other rights, preferences, restrictions, limitations or conditions relative to the shares of Preferred Stock permitted by Connecticut law or our amended and restated certificate of incorporation;

•	any listing or quotation of the Preferred Stock on any securities exchange; and

•	the material U.S. federal income tax considerations applicable to the Preferred Stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debentures, notes or other evidences of indebtedness, which we refer to as “debt securities,” from time to time in one or more distinct series. The debt securities will be senior debt securities. These debt securities may be issued independently or together with any other security offered herby and may or may not be transferable by the stockholder receiving the debt securities in such offering. Further terms of the debt securities will be stated in the applicable prospectus supplement. The following description, together with the additional information that may be included in any applicable prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms of the indenture and any related agreement. While the terms summarized below will apply generally to any debt securities that we may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

The debt securities will be governed by an indenture, dated September 15, 1995 (the “indenture”), between Hubbell Incorporated and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank, the “trustee”))), as trustee, as heretofore supplemented and as may be supplemented from time to time. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee under the indenture has two main roles:

•	first, subject to some limitations, the trustee can enforce your rights against us if we default; and

•	second, the trustee performs certain administrative duties for us, which include sending you notices and, if the trustee also performs the service of paying agent, interest payments.

As you read this section, please remember that the specific terms of your debt securities as described in your prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

The statements and descriptions in this prospectus or in any prospectus supplement or any document incorporated by reference into this prospectus or the applicable prospectus supplement regarding provisions of debt securities and the indenture are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indenture

(including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or the indenture). You should read the summary below, the applicable prospectus supplement, any document incorporated by reference into this prospectus or any applicable prospectus supplement, the indenture and any related documents before making your investment decision.

The prospectus supplement relating to any debt securities we offer will include the specific terms relating to the offering. These terms may include:

•	the title of the debt securities of the series;

•	the limit, if any, upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture;

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the date or dates on which or periods during which the debt securities of the series may be issued, and the date or dates (or the method of determination thereof) on which the principal of (and premium, if any, on) the debt securities of such series are or may be payable;

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the rate or rates (or the method of determination thereof) at which the debt securities of the series shall bear interest, if any, and the dates from which such interest shall accrue; and the interest payment dates on which such interest shall be payable (or the method of determination thereof), and, in the case of registered securities, the regular record dates for the interest payable on such interest payment dates and, in the case of floating rate securities, the notice, if any, to holders regarding the determination of interest and the manner of giving such notice and any conditions or contingencies as to the payment of interest in cash or otherwise, if any;

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the place or places where the principal of (and premium, if any) and interest on the debt securities of the series shall be payable; the extent to which, or the manner in which, any interest payable on any global note on an interest payment date will be paid, if other than in the manner provided in Section 3.07 of the indenture; the extent, if any, to which the provisions of the last sentence of Section 12.01 of the indenture shall apply to the debt securities of the series; and the manner in which any principal of, or premium, if any, on, any global note will be paid, if other than as set forth elsewhere in the indenture and whether any global note shall require any notation to evidence payment of principal or interest;

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our obligation, if any, to redeem, repay, purchase or offer to purchase the debt securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which or the dates on which, the prices at which and the terms and conditions upon which the debt securities of the series shall be redeemed, repaid, purchased or offered to be purchased, in whole or in part, pursuant to such obligation;

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our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, or the date or dates on which, the price or prices at which, and the terms and conditions upon which the debt securities of the series may be so redeemed;

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if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any registered securities of the series shall be issuable, and if other than the denomination of $5,000, the denomination or denominations in which any bearer securities of the series shall be issuable;

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whether the debt securities of the series are to be issued as discount securities and the amount of discount with which such debt securities may be issued and, if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

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provisions, if any, for the defeasance of the debt securities of the series pursuant to the legal defeasance option (as defined in the indenture), or discharge of certain of our obligations with respect thereto pursuant to the covenant defeasance option (as defined in the indenture);

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whether the debt securities of the series are to be issued as registered securities or bearer securities or both, and, if bearer securities are issued, whether coupons will be attached thereto, whether bearer securities of the series may be exchanged for registered securities of the series, as provided in the indenture, and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

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whether provisions for payment of additional amounts or tax redemptions shall apply, if any, and, if such provisions shall apply, such provisions, and, if bearer securities of the series are to be issued, whether a procedure other than that set forth in the indenture shall apply and, if so, such other procedure, and if the procedure set forth in the indenture shall apply, the forms of certifications to be delivered under such procedure;

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if other than U.S. dollars, the foreign currency or currencies in which the debt securities of the series shall be denominated or in which payment of the principal of (and/or premium, if any) and/or interest on the debt securities of the series may be made, and the particular provisions applicable thereto and, if applicable, the amount of the debt securities of the series which entitles a holder of debt securities of the series or its proxy to one vote for purposes of Section 9.05 of the indenture;

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if the principal of (and premium, if any) or interest on the debt securities of the series are to be payable, at our election or at the election of a holder thereof, in a currency other than that in which the debt securities are denominated or payable without such election, in addition to or in lieu of the provisions of Section 3.10 of the indenture, the period or periods within which and the terms and conditions upon which such election may be made and the time and the manner of determining the exchange rate or rates between the currency or currencies in which the debt securities are denominated or payable without such election and the currency or currencies in which the debt securities are to be paid if such election is made;

•	the date as of which any debt securities of the series shall be dated, if other than as set forth in Section 3.03 of the indenture;

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if the amount of payments of principal of (and premium, if any) or interest on the debt securities of the series may be determined with reference to an index, including, but not limited to, an index based on a currency or currencies other than that in which the debt securities are denominated or payable, or any other type of index, the manner in which such amounts shall be determined;

•

if the debt securities of the series are denominated or payable in a foreign currency, any other terms concerning the payment of principal of (and premium, if any) or any interest on such debt securities (including the currency or currencies of payment thereof); and whether the provisions of Section 3.11 of the indenture are established as terms of the debt securities of the series;

•	the designation of the original currency determination agent, if any;

•	the applicable overdue rate, if any;

•	if the debt securities of the series do not bear interest, the applicable dates for purposes of Section 7.01 of the indenture;

•	any deletions from, modifications of or additions to any events of default or covenants provided for with respect to the debt securities of the series;

•

if bearer securities of the series are to be issued, (1) whether interest in respect of any portion of a temporary debt security in global form (representing all of the outstanding bearer securities of the series) payable in respect of any interest payment date prior to the exchange of such temporary debt security, for definitive debt securities of the series shall be paid to any clearing organization with respect to the portion of such temporary debt security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date, (2) the terms upon which interests in such temporary debt security in global form may be exchanged for interests in a permanent global note or for definitive debt securities of the series and the terms upon which interests in a permanent global note, if any, may be exchanged for definitive debt securities of the series and (3) the cities in which the authorized newspapers designated with respect to such series are published;

•

whether the debt securities of the series shall be issued in whole or in part in the form of one or more global notes, and, in such case, the U.S. depositary or any common depositary for such global note or notes; and if the debt securities of the series are issuable only as registered securities, the manner in which and the circumstances under which global notes representing debt securities of the series may be exchanged for registered securities in definitive form;

•

the designation, if any, of the U.S. depositary; and the designation of any trustees (other than the trustee), depositaries, authenticating agents, paying agents, security registrars, or any other agents with respect to the debt securities of the series;

•

if the debt securities of the series are to be issuable in definitive form (whether upon original issuance or upon exchange of a temporary debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•

the person to whom any interest on any registered security of the series shall be payable, if other than the person in whose name that registered security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if otherwise than upon the presentation and surrender of the coupons, if any, appertaining thereto as they severally mature, the extent to which, or the manner in which, any interest payable on a temporary debt security in global form on an interest payment date will be paid if other than in any manner provided in Section 3.04 of the indenture and the extent to which, or the manner in which, any interest payable on a permanent debt security in global form on an interest payment date will be paid if other than in the manner provided in Section 3.07 of the indenture;

•	the provisions, if any, granting special rights to holders of the debt securities of the series upon the occurrence of such events as may be specified;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be secured or unsecured;

•	the forms of the debt securities;

•	a discussion of any material U.S. federal income tax consequences of owning and disposing of the debt securities; and

•

any other terms or conditions relating to the series (which other terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended, and the provisions of the indenture).

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under the indenture, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the indenture and any applicable supplemental indenture is unlimited.

The indenture contains certain restrictive covenants that will apply to us and our subsidiaries unless otherwise indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed or quoted on any securities exchange.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Preferred Stock, Common Stock or other securities. These warrants may be issued independently or together with any other security offered hereby. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights. Any warrants we issue will be under one or more warrant agreements between us and a warrant agent named in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the debt securities, Preferred Stock, Common Stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in United States dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	any applicable material United States federal income tax consequences;

•	whether the units will be issued in fully registered form; and

•	any other specific terms of the warrants.

The description in the applicable prospectus supplement of any warrants that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, Preferred Stock, Common Stock or other securities. These rights may be issued independently or together with any other security offered hereby. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any rights we offer will include the specific terms relating to the offering. These terms may include:

•	the price, if any, per right;

•	the exercise price payable for debt securities, Preferred Stock, Common Stock or other securities upon the exercise of the rights;

•	the number of rights issued or to be issued to each stockholder;

•	the number and terms of debt securities, Preferred Stock, Common Stock or other securities which may be purchased per right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	any applicable material United States federal income tax consequences;

•	whether the rights will be issued in fully registered form;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

We may issue units consisting of Common Stock, Preferred Stock, debt securities, warrants, rights or any combination of one or more of the other securities. These units may be issued independently or together with any other security offered hereby. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

The prospectus supplement relating to any units we offer will include specific terms relating to the offering. These terms may include:

•

the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	the extent to which the units are transferable;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable material United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The description in the applicable prospectus supplement of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus and any prospectus supplement from time to time in one or more transactions separately or in combination. The securities may be sold in any one or more of the following ways:

•	directly to purchasers or a single purchaser;

•	through agents;

•	through dealers; or

•	through one or more underwriters acting alone or through underwriting syndicates led by one or more managing underwriters;

each as may be identified in the applicable prospectus supplement relating to an issuance of securities.

If the securities described in a prospectus supplement are underwritten, the prospectus supplement will name each underwriter of the securities. Only underwriters named in a prospectus supplement will be deemed to be underwriters of the securities offered by that prospectus supplement. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Prospectus supplements relating to underwritten offerings of securities will also describe:

•	the discounts, commissions or agents’ fees to be allowed or paid to the underwriters or agents, as the case may be;

•	all other items constituting underwriting compensation;

•	the discounts and commissions to be allowed or paid to dealers, if any; and

•	the exchanges, if any, on which the securities will be quoted.

Securities may be sold directly by us through agents designated by us from time to time. Any agent involved in the offer or sale of securities, and any commission or agents’ fees payable by us to such agent, will be set forth in the applicable prospectus supplement.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If indicated in the applicable prospectus supplement, the obligations of the underwriters will be subject to conditions precedent. With respect to a sale of securities, the underwriters will be obligated to purchase all securities offered if any are purchased unless otherwise indicated in the applicable prospectus supplement.

We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. Underwriters and agents may engage in transactions with or perform services for us, our subsidiaries and affiliated companies in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York, and, with respect to matters of Connecticut law, by Robinson & Cole LLP, Hartford, Connecticut.

In connection with particular offerings of the securities in the future, the validity of those securities may be passed upon for us by Wachtell, Lipton, Rosen & Katz, Robinson & Cole LLP, our General Counsel or such other counsel as may be specified in a prospectus supplement. Any underwriters will be advised about issues relating to any offering by their own counsel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Aclara business the registrant acquired during 2018) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Fees and expenses of the trustee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Directors of Hubbell are entitled to indemnification against any and all liabilities, expenses and other matters referenced in or covered by the Connecticut Business Corporation Act (the “CBCA”). Hubbell’s amended and restated certificate of incorporation affords to directors the right to be indemnified “to the fullest extent permitted by law.” This right means that a director will be indemnified against liabilities and reasonable expenses incurred in connection with any applicable proceeding so long as his or her conduct did not (i) involve a knowing and culpable violation of law by such person, (ii) enable such person or an associate, as defined in Section 33-840 of the CBCA, to receive an improper personal economic gain, (iii) show a lack of good faith and a conscious disregard for the duty of such person to Hubbell under circumstances in which such person was aware that his or her conduct or omission created an unjustifiable risk of serious injury to Hubbell, (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of such person’s duty to Hubbell or (v) create liability under Section 33-757 of the CBCA (liability for unlawful distributions).

Hubbell must also indemnify its officers who are not directors, or who are directors but are made a party to a proceeding in their capacity solely as officers, to the same extent provided for directors.

Hubbell is obligated to advance funds to pay for or reimburse expenses incurred by a director or officer in a proceeding before final disposition upon the director’s or officer’s delivering to Hubbell a written undertaking to repay any funds advanced if the director or officer is not wholly successful on the merits or otherwise and it is ultimately determined that the director or officer is not entitled to be indemnified by Hubbell. Hubbell must indemnify a director who is wholly successful on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director against reasonable expenses incurred by him or her in connection with the proceeding. Unless ordered to do so by a court, Hubbell may not indemnify a director (i) in connection with shareholder derivative suits unless he or she is determined to have met the relevant standard of conduct or (ii) where the director is adjudged to have received a financial benefit to which he or she was not entitled, whether or not acting in his or her official capacity.

Section 33-636(b) of the CBCA permits a corporation to limit the personal liability of directors to the corporation or its shareholders for monetary damages for a breach of duty of a director subject to certain limitations. The amended and restated certificate of incorporation limits the personal liability of a director to Hubbell and its shareholders for monetary damages for a breach of duty as a director to the compensation received by such director during the year of violation of the director’s duty; provided, that the breach did not (i) involve a knowing and culpable violation of law by the director, (ii) enable the director or an associate to receive an improper personal gain, (iii) show a lack of good faith and a conscious disregard for the duty of the director to Hubbell under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to Hubbell, (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to Hubbell or (v) create liability under provisions of the CBCA regarding unlawful dividends or distributions by Hubbell.

Hubbell has in effect liability insurance policies covering certain claims against any of its directors and officers by reason of certain breaches of duty, neglect, error, misstatement, omission or other act committed or alleged to have been committed by such person in his capacity as an officer or director.

Item 16.	Exhibits

(a)	Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index hereto and is incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation, as amended and restated as of December 23, 2015 (incorporated by reference to Exhibit 3.1 to Hubbell Incorporated’s Form 8-A, filed on December 23, 2015).

4.2	By-Laws, as amended on May 7, 2013 (incorporated by reference to Exhibit 3.1 to Hubbell Incorporated’s Current Report on Form 8-K, filed with the SEC on May 10, 2013).

4.3	Senior Indenture, dated as of September 15, 1995, between the registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as trustee (incorporated by reference to Exhibit 4a to Hubbell Incorporated’s registration statement on Form S-4, filed with the SEC on June 18, 2002).

4.4*	Form of Note (to be included in supplemental indenture(s) to be entered into from time to time).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

5.2	Opinion of Robinson & Cole LLP.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

23.2	Consent of Robinson & Cole LLP (included in Exhibit 5.2).

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Powers of Attorney (contained on page II-6).

25.1	Statement of Eligibility of Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor as trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))) under the Indenture.

*	To be filed by amendment or incorporated by reference in connection with any offering of securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Shelton, State of Connecticut, on May 16, 2019.

HUBBELL INCORPORATED

By:	/s/ Katherine A. Lane
Katherine A. Lane
Vice President, Acting General
Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Katherine A. Lane and William R. Sperry, or any of them with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including without limitation any post-effective amendments thereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David G. Nord David G. Nord	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2019

/s/ William R. Sperry William R. Sperry	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 16, 2019

/s/ Joseph A. Capozzoli Joseph A. Capozzoli	Vice President, Controller (Chief Accounting Officer)	May 16, 2019

/s/ Carlos M. Cardoso Carlos M. Cardoso	Director	May 16, 2019

/s/ Anthony J. Guzzi Anthony J. Guzzi	Director	May 16, 2019

Signature	Title	Date

/s/ Neal J. Keating Neal J. Keating	Director	May 16, 2019

/s/ Bonnie C. Lind Bonnie C. Lind	Director	May 16, 2019

/s/ John F. Malloy John F. Malloy	Director	May 16, 2019

/s/ Judith F. Marks Judith F. Marks	Director	May 16, 2019

/s/ John G. Russell John G. Russell	Director	May 16, 2019

/s/ Steven R. Shawley Steven R. Shawley	Director	May 16, 2019